NOTICE OF GUARANTEED DELIVERY

To Tender Preferred Stock

of

Dreyfus Strategic Municipals, Inc.
Dreyfus Strategic Municipal Bond Fund, Inc.
and
Dreyfus Municipal Income, Inc.
(each, a "Fund")

Pursuant to the Offer to Purchase
Dated January 23, 2018

This form, or a form substantially equivalent to this form, must be used to accept a Fund's Offer (as defined in the Letter of Transmittal), upon the terms and subject to the conditions set forth in the Offer Documents (as defined below), if the Fund's shares of Auction Rate Preferred Stock, par value $0.001 per share, designated (i) Series M, Series T, Series W, Series TH and Series F, with respect to Dreyfus Strategic Municipals, Inc., (ii) Series A, Series B and Series C, with respect to Dreyfus Strategic Municipal Bond Fund, Inc., and (iii) Series A and Series B, with respect to Dreyfus Municipal Income, Inc. (the "Preferred Stock"), at a price equal to 95% of the liquidation preference of $25,000 per share (or $23,750 per share), plus any unpaid dividends accrued through the Expiration Date (as defined below) of the Fund's tender, and/or all other documents required by the Fund's Letter of Transmittal, cannot be delivered to the Depositary (as defined in the offer to purchase, dated January 23, 2018 (the "Offer to Purchase")), on or before 5:00 p.m., Eastern Standard Time, February 28, 2018, or such later date to which the Offer is extended (the "Expiration Date"). Such form must be received by the Depositary on or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. See Section 4, "Procedure for Tendering Preferred Stock," of the Offer to Purchase.

The Depositary for the Offer is:
Deutsche Bank Trust Company Americas
Toll Free
(877) 843-9767

By First Class Mail, By Overnight Courier:

DB Services Americas, Inc.
Attn: Reorganization Unit
5022 Gate Parkway, Suite 200
MS: JCK01-0218
Jacksonville, FL 32256

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Fund's Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to each Fund named below, upon the terms and subject to the conditions set forth in the Fund's Offer to Purchase dated January 23, 2018 and the related Letter of Transmittal (which together, with respect to a Fund, constitute the "Offer Documents"), receipt of which is hereby acknowledged, Preferred Stock, pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

Name of Fund(s)	Signature

☐ Check here if the shares will be
tendered by book-entry transfer	Name(s) of Tendering Institution

Number of Preferred Stock tendered	(Address)

DRS Transaction Advice Numbers
(if applicable)	(Zip Code)

Account Number	(Area Code and Telephone Number)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) "own(s)" the Preferred Stock tendered hereby and (b) guarantees to deliver to the Depositary the Preferred Stock tendered hereby, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the New York Stock Exchange after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated: ____________, 2018